UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2017

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (240) 744-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

See discussion of the bank credit facility set forth below in Item 2.03, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Host Hotels & Resorts, Inc. (“Host Inc.”) and Host Hotels & Resorts, L.P. (“Host LP”), for whom Host Inc. acts as sole general partner, are reporting that on May 31, 2017 Host LP entered into an amendment and restatement (the “Restatement”) of its existing senior unsecured bank credit facility dated as of September 10, 2015 with Bank of America, N.A., as administrative agent and certain other agents and lenders (the “Existing Credit Agreement”), for the purpose of replacing and refinancing (1) its existing $1,000,000,000 revolving credit facility tranche that was scheduled to mature in June 2018 (excluding any available extension option) with a new revolving credit facility tranche in the same committed amount (the “Revolver”) and (2) its existing $500,000,000 term loan facility tranche that would have matured in June 2017 (excluding any available extension option) with a new term loan facility tranche in the same principal amount (the “New Term Facility”). The Restatement does not refinance the existing separate $500,000,000 term loan facility tranche scheduled to mature in September 2020 (the “2020 Term Facility”), which remains outstanding. The Restatement provides, among other things, for:

•	an interest rate on all borrowings based on LIBOR or a base rate plus a margin that varies according to Host LP’s unsecured long-term debt rating, with such rate being (1) in the case of Revolver borrowings, either LIBOR plus a margin ranging from 82.5 to 155 basis points or a base rate plus a margin ranging from zero to 55 basis points and (2) in the case of the New Term Facility borrowings and 2020 Term Facility borrowings (which remains unchanged from the Existing Credit Agreement), either LIBOR plus a margin ranging from 90 to 175 basis points or a base rate plus a margin ranging from zero to 75 basis points;

•	in the case of the Revolver, a facility fee payable on the total amount of the Revolver commitment at a rate ranging from 12.5 to 30 basis points, with the actual rate determined according to Host LP’s unsecured long term debt rating;

•	a maturity date of (1) in the case of the Revolver, May 31, 2021, which date may be extended by up to a year by the exercise of up to two 6-month extension options, each of which is subject to certain conditions including the payment of an extension fee and (2) in the case of the New Term Facility, May 31, 2021, which date may be extended up to a year by the exercise of one 1-year extension option, which is subject to certain conditions including the payment of an extension fee. The maturity date of the 2020 Term Facility under the Existing Credit Agreement remains unchanged, with a scheduled maturity date in September 2020;

•	a foreign currency subfacility for Canadian Dollars, Australian Dollars, Euros, British Pounds Sterling and, if available to the lenders, Mexican Pesos of up to the foreign currency equivalent of $500,000,000, subject to a lower amount in the case of Mexican Pesos borrowings;

•	an option for Host LP to add in the future $500,000,000 of commitments which may be used for additional revolving credit facility borrowings and/or term loans, subject to obtaining additional loan commitments and satisfaction of certain conditions specified in the Restatement;

•	a subfacility of up to $100,000,000 for swingline borrowings and a subfacility of up to $100,000,000 for issuances of letters of credit;

•	no required scheduled amortization payments prior to the maturity date of the Revolver, the New Term Facility or the 2020 Term Facility, as applicable; and

•	financial covenants (including covenants concerning leverage, fixed charge coverage and unsecured interest coverage) that are the same as under the Existing Credit Agreement, including (i) that our fixed charge coverage ratio may not be less than 1.25:1.00, (ii) our leverage ratio may not exceed 7.25:1.00 and (iii) our unsecured interest coverage ratio may not be less than (x) 1.75:1.00 if our leverage ratio is less than 7.00:1.00 or (y) 1.50:1.00 if our leverage ratio is greater than 7.00:1.00.

Borrowings under the Restatement may be used for working capital and other general corporate purposes, including for the consummation of acquisitions. As of May 31, 2017, Host LP had approximately CAD 106.9 million, EUR 77.2 million, GBP 11.72 million and AUD 50 million (for a total of approximately U.S. 218 million) outstanding under the Revolver, $500,000,000 outstanding under the New Term Facility and $500,000,000 outstanding under the 2020 Term Facility.

Pledges and Guarantees

In addition, the Restatement removed the requirement for Host LP, under certain circumstances as provided in the Existing Credit Agreement, to provide subsidiary guarantees and pledges of equity interests if our leverage ratio were to exceed 6:00:1.00.

Other Covenants and Events of Acceleration

The Restatement imposes restrictions on customary matters that were also restricted in the Existing Credit Agreement. As with the Existing Credit Agreement, certain covenants are less restrictive at any time that our leverage ratio is below 6.00:1.00. In particular, at any time that our leverage ratio is below 6.00:1.00, the covenants in respect of dividends and other restricted payments are not applicable, and acquisition and investment transactions are generally permitted without limitation so long as, after giving effect to any such transaction, we are in compliance with the financial covenants under the Restatement.

The Restatement also includes financial covenant tests applicable to the incurrence of debt that are generally consistent with the limitations applicable under the senior notes indentures for our investment grade senior notes.

The Restatement also includes usual and customary events of default for facilities of this nature, and provides that, upon occurrence and continuation of an event of default, payment of all amounts payable under the credit facilities may be accelerated, and the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the credit facilities will automatically become due and payable and the lenders’ commitments will automatically terminate.

The foregoing does not purport to be a complete description of the terms of the Restatement and such description is qualified in its entirety by reference to the Restatement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Existing Relationships with the Lenders

Host LP has ongoing relationships with many of the lenders that are parties to the Restatement for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including participations in mortgage loans and the provision of cash management services. Host LP has also entered into interest rate swap agreements and other hedging arrangements with certain lenders. Affiliates of certain of the lenders have also acted as underwriters for issuances of Host LP’s senior notes, as well as sales agents for issuances of equity securities of Host Inc. The Bank of New York Mellon also acts as trustee for our senior notes.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement, dated as of May 31, 2017, among Host Hotels & Resorts, L.P., Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Wells Fargo Bank, N.A., Deutsche Bank Securities Inc., PNC Bank, National Association, U.S. Bank National Association, SunTrust Bank, Goldman Sachs Bank USA, The Bank of New York Mellon, Credit Agricole Corporate and Investment Bank, The Bank of Nova Scotia, Sumitomo Mitsui Banking Corporation and TD Bank, N.A. as documentation agents, and various other agents and lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President, Corporate Controller

Date: June 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P. By: HOST HOTELS & RESORTS, INC., its general partner

By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President, Corporate Controller

Date: June 5, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement, dated as of May 31, 2017, among Host Hotels & Resorts, L.P., Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Wells Fargo Bank, N.A., Deutsche Bank Securities Inc., PNC Bank, National Association, U.S. Bank National Association, SunTrust Bank, Goldman Sachs Bank USA, The Bank of New York Mellon, Credit Agricole Corporate and Investment Bank, The Bank of Nova Scotia, Sumitomo Mitsui Banking Corporation and TD Bank, N.A. as documentation agents, and various other agents and lenders.